Exhibit 10.49

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

8% UNSECURED NOTE

$__________	Dated: __________, 2009

               FOR VALUE RECEIVED, Clear Skies Solar, Inc., a Delaware corporation (the “Maker”), with its primary offices located at 200 Old Country Road, Mineola, New York 11501, promises to pay to the order of Green Energy Trust, (the “Payee”) or its registered assigns (with the Payee, the “Holder”), upon the terms set forth below, the principal sum of ______ dollars ($________) plus interest on the unpaid principal sum outstanding at the rate of 8% per annum (this “Note”).

1.           Payments.

(a)                      Unless an Event of Default shall have previously occurred and be continuing or this Note shall be converted by the Holder into Common Stock of the Company or any successor-in-interest or parent of the Company), the full amount of principal and accrued interest under this Note shall be due and payable two years from the date hereof (the “Maturity Date”).

(b)           The Maker shall pay interest to the Holder on the then outstanding principal amount of this Note at the rate of 8% per annum, payable quarterly from the date hereof commencing __________ (each such payment date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash or, at the Maker’s option, in duly authorized, validly issued, fully paid and non-assessable shares of Common Stock at a price equal to $0.15 (the “Interest Conversion Rate”, and the dollar amount to be paid in shares, the “Interest Share Amount”) or a combination thereof.  Interest on this Note shall commence to accrue as of the date hereof (the “Original Issue Date”).

(c)           Subject to the terms and conditions herein, the decision whether to pay interest hereunder in cash, shares of Common Stock or a combination thereof shall be at the discretion of the Maker.  At least 5 Business Days prior to each Interest Payment Date, the Maker shall deliver to the Holder a written notice of its election to pay interest hereunder on the applicable Interest Payment Date either in cash, shares of Common Stock or a combination thereof and the Interest Share Amount as to the applicable Interest Payment Date, provided that the Maker may indicate in such notice that the election contained in such notice shall apply to future Interest Payment Dates until revised by a subsequent notice.

(d)           Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, and other amounts which may become due hereunder, has been made.  Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Maker regarding registration and transfers of this Note (the “Note Register”). Except as otherwise provided herein, if at any time the Maker pays interest partially in cash and partially in shares of Common Stock to the holders of the Notes, then such payment of cash shall be distributed ratably among the holders of the then-outstanding Notes based on their (or their predecessor’s) initial purchases of Notes pursuant to the Purchase Agreement.

(e)           All overdue accrued and unpaid principal and interest to be paid hereunder shall entail a late fee at the rate of 12% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) which will accrue daily, from the date such principal and/or interest is due hereunder through and including the date of payment.  The Maker may prepay any portion of or the entire the principal amount of this Note without premium or penalty at any time at the Maker’s option on ten days advanced written notice to Holder.

2.      Events of Default.

(a)           “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)       any default in the payment of the principal of, or the interest on, this Note, as and when the same shall become due and payable;

(ii)      Maker shall fail to observe or perform any obligation or shall breach any term or provision of this Note and such failure or breach shall not have been remedied within ten Business Days after the date on which notice of such failure or breach shall have been delivered;

 (iii)    Maker shall commence, or there shall be commenced against Maker a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or Maker commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Maker, or there is commenced against Maker any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or Maker is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Maker suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or Maker makes a general assignment for the benefit of creditors; or Maker shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or Maker shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or Maker shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by Maker for the purpose of effecting any of the foregoing;

(iv)     Maker shall default in any of its respective obligations under any other Note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of Maker or any subsidiary, whether such indebtedness now exists or shall hereafter be created and such default shall result in indebtedness aggregating more than $250,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

(v)      The Maker shall (a) be a party to any Change of Control Transaction (as defined below), (b) agree to sell or dispose all or in excess of 50% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction), (c) redeem or repurchase more than a de minimis number of shares of Common Stock or other equity securities of Maker, or (d) make any distribution or declare or pay any dividends (in cash or other property, other than common stock) on, or purchase, acquire, redeem, or retire any of Maker's capital stock, of any class, whether now or hereafter outstanding. “Change of Control Transaction” means the occurrence of any of: (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended) of effective control (whether through legal or beneficial ownership of capital stock of Maker, by contract or otherwise) of in excess of 50% of the voting securities of Maker, (ii) a replacement at one time or over time of more than one-half of the members of Maker's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger of Maker with or into another entity that is not wholly-owned by Maker, consolidation or sale of 33% or more of the assets of Maker in one or a series of related transactions, or (iv) the execution by Maker of an agreement to which Maker is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

(b)      If any Event of Default occurs and shall be continuing, the full principal amount of this Note, together with all accrued interest thereon, shall become, at the Holder's election, immediately due and payable in cash, at the Mandatory Default Amount. As used herein, “Mandatory Default Amount” means the sum of (i) 115% of the outstanding principal amount of this Note, plus all accrued and unpaid interest hereon and (ii) all other amounts, costs and expenses due in respect of this Note. Commencing 5 Business Days after the occurrence of any Event of Default that results in the acceleration of this Note, the interest rate on this Note shall accrue at the rate of 12% per annum, or such lower maximum amount of interest permitted to be charged under applicable law.

(c)  The Holder need not provide and Maker hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

3.        Conversion of Note.          The Holder of this Note may, at its sole option, elect by written notice to the Company given at any time on or before the Maturity Date, to convert any or all of the face amount of the Notes, plus any accrued and unpaid interest thereon, into Common Stock of the Company or any parent or successor-in-interest to the Company, at a conversion price equal to $.___ per share.  Upon such conversion, this Note will be immediately cancelled upon delivery of these securities as well as all accrued interest.  The number of shares issuable upon exercise of this note and the exercise price per share will be subject to weighted average anti-dilution adjustment in the event that the Maker issues after February 1, 2009 Common Stock or Common Stock equivalents (excluding issuance pursuant to Employee Stock Option Plans, strategic acquisitions, joint ventures, mergers or other corporate transactions not otherwise related to capital raising transactions) at a price per share less than the then current conversion price, and to other normal and customary anti-dilution adjustments upon certain events (including stock splits, stock dividends, consolidations, recapitalizations and similar transactions).Fractional shares of Common Stock shall not be issued on conversion.

4.           Negative Covenants.    So long as any portion of this Note is outstanding, the Maker will not and will not permit any of its Subsidiaries to directly or indirectly:

a)           amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder;

b)           repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of securities;

c)           enter into any agreement with respect to any of the foregoing; or

d)           pay cash dividends or distributions on any equity securities of the Maker.

5.           No Waiver of Holder's Rights.    All payments of principal and interest shall be made without setoff, deduction or counterclaim. No delay or failure on the part of the Holder in exercising any of its options, powers or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Holder of any of its options, powers or rights shall constitute a waiver of any other option, power or right. Maker hereby waives presentment of payment, protest, and all notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. Acceptance by the Holder of less than the full amount due and payable hereunder shall in no way limit the right of the Holder to require full payment of all sums due and payable hereunder in accordance with the terms hereof.

6.           Modifications.   No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

7.           Cumulative Rights and Remedies; Usury.   The rights and remedies of Holder expressed herein are cumulative and not exclusive of any rights and remedies otherwise available under this Note, the Security Agreement, or applicable law (including at equity). The election of Holder to avail itself of any one or more remedies shall not be a bar to any other available remedies, which Maker agrees Holder may take from time to time. If it shall be found that any interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall be reduced to the maximum permitted rate of interest under such law.

8.           Use of Proceeds.  Maker shall use the proceeds from this Note hereunder for working capital purposes and for the satisfaction of any portion of Maker’s or subsidiary’s debt for trade payables in the ordinary course of Maker's business and prior practices and to settle any outstanding litigation.

9.           Collection Expenses.   If Holder shall commence an action or proceeding to enforce this Note, then Maker shall reimburse Holder for its costs of collection and reasonable attorneys fees incurred with the investigation, preparation and prosecution of such action or proceeding.

10.           Severability.    If any provision of this Note is declared by a court of competent jurisdiction to be in any way invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

11.           Successors and Assigns.   This Note shall be binding upon Maker and its successors and shall inure to the benefit of the Holder and its successors and assigns. The term “Holder” as used herein, shall also include any endorsee, assignee or other holder of this Note.

12.           Lost or Stolen Promissory Note.   If this Note is lost, stolen, mutilated or otherwise destroyed, Maker shall execute and deliver to the Holder a new promissory note containing the same terms, and in the same form, as this Note. In such event, Maker may require the Holder to deliver to Maker an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new promissory note.

13.           Governing Law.   All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each of Maker and Holder agree that all legal proceedings concerning the interpretations, enforcement and defense of this Note shall be commenced in the state or federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each of Maker and Holder hereby irrevocably submit to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder (including with respect to the enforcement of this Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such suit, action or proceeding is improper. Each of Maker and Holder hereby irrevocably waive personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail, return receipt requested postage prepaid or overnight delivery (with evidence of delivery) to the other at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each of Maker and Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.

14.           Notice.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any conversion notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, return receipt requested and postage prepaid, addressed to the Maker at the address set forth above, or such other address or facsimile number as the Maker may specify for such purposes by notice to the Holder delivered in accordance with this paragraph.  Any and all notices or other communications or deliveries to be provided by the Maker hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, return receipt requested, postage prepaid, addressed to the Holder at the address of the Holder appearing on the books of the Maker, or if no such address appears, in care of John Popescu, Trustee, 755 Hilltop Court, Coram, NY 11727-3651.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission if delivered by hand or by telecopy that has been confirmed as received by 5:00 P.M. on a business day, (ii) one business day after being sent by nationally recognized overnight courier or received by telecopy after 5:00 P.M. on any day, or (iii) five business days after being sent by certified or registered mail,  postage and charges prepaid, return receipt requested.  The Holder is to be immediately notified by the Maker of the existence or occurrence, of any Event of Default.

The undersigned has executed this Note as a maker and not as a surety or guarantor or in any other capacity.

CLEAR SKIES SOLAR, INC.

By:
Name: Ezra Green
Title: Chairman and Chief Executive Officer